CONTACT:
Chris Tedford
Interim Chief Financial Officer
(714) 414-4904

PACIFIC SUNWEAR ANNOUNCES SECOND QUARTER OPERATING RESULTS;
ISSUES THIRD QUARTER GUIDANCE; AND SUBSTANTIAL EXPENSE REDUCTION INITIATIVE

ANAHEIM, Calif., September 8, 2015 --- Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales for the second quarter of fiscal 2015 ended August 1, 2015, were $195.6 million versus net sales of $211.7 million for the second quarter of fiscal 2014 ended August 2, 2014. Comparable store sales for the second quarter of fiscal 2015 decreased 6%. The Company ended the second quarter of fiscal 2015 with 608 stores versus 618 stores a year ago.

On a GAAP basis, the Company reported net income of $8.3 million, or $0.12 per diluted share for the second quarter of fiscal 2015, compared to net income of $7.5 million, or $0.10 per diluted share for the second quarter of fiscal 2014. The net income for the Company's second quarter of fiscal 2015 included a non-cash gain of $15.7 million, or $0.22 per diluted share, compared to a non-cash gain of $10.4 million, or $0.14 per diluted share, for the second quarter of fiscal 2014 related to the derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding the non-cash gain on the derivative liability and assuming a tax benefit of approximately $3.3 million, the Company would have incurred a net loss for the second quarter of fiscal 2015 of $4.4 million, or $(0.06) per diluted share, as compared to a net loss of $1.8 million, or $(0.03) per diluted share, for the same period a year ago.

“Key seasonal categories including shorts, swim and sandals were down in both genders and were the primary causes of disappointing results in the second quarter,” said Gary H. Schoenfeld, President and CEO.  “As we moved through Labor Day, we are seeing some improvement in overall trends for the third quarter and we continue to believe that our distinctive mix of brands and merchandising can drive further improvement through the back half of this year.”

Mr. Schoenfeld continued, “Shifting trends in consumer spending and shopping patterns necessitate that we further reduce operating expenses, while at the same time strengthening our customer connections through a more seamless omni-channel experience. This has meant some important investments in POS which will roll out in Spring of 2016 and the enabling of customer loyalty and CRM initiatives which we just launched, gaining over one million members in the first month.”

“The expense reduction initiative we are implementing is targeted at eliminating $15 million from our current expenses in fiscal 2016,” said Mr. Schoenfeld. “Approximately one-half of the savings would come through more streamlined execution in our stores, and the other half through the restructuring of operations at our corporate headquarters and the reconfiguration of certain positions and departments.”

In connection with its expense reduction initiative, the Company announced the promotion of Chris Tedford to Vice President and Interim Chief Financial Officer and Ernie Sibal to Vice President of Real Estate, Construction and Strategy. Mr. Tedford has been with PacSun since 2011 as the Company’s Senior Director and Controller, having previously been Controller at Clean Energy Fuels Corp. and Multi-Fineline Electronix, Inc., both public companies, as well as a Senior Manager at Deloitte & Touche LLP. He is a certified public accountant and has a Masters in Accounting from the University of Southern California. Mr. Sibal has been with PacSun since 2008 as the

Company’s Senior Director of Real Estate, Construction and Strategy, and has been instrumental in the restructuring and management of its real estate portfolio. He has a B.S. in Civil Engineering from Stanford University. As a result of these promotions, Michael Kaplan has departed as the Company’s Senior Vice President and Chief Financial Officer.

Financial Outlook for Third Fiscal Quarter of 2015
The Company's guidance range for the third quarter of fiscal 2015 contemplates a non-GAAP net loss per diluted share of between $(0.13) and $(0.05), compared to $(0.03) in the third quarter of fiscal 2014.

The forecasted third quarter non-GAAP net loss per diluted share guidance range is based on the following assumptions:

•	Comparable store sales from -6% to -3%;

•	Net sales from $196 million to $203 million;

•	Gross margin rate, including buying, distribution and occupancy, of 24% to 26%;

•	SG&A expenses in the range of $55 million to $56 million; and

•	Applicable non-GAAP adjustments are tax effected using a normalized annual income tax rate.

The Company's third fiscal quarter of 2015 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Derivative Liability
In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company's $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15 million, which represented the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company's common stock or until the conversion rights expire (December 2021).

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of September 8, 2015, the Company operates 609 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its second fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 19561999. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company's investor relations website through midnight, December 2, 2015.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth, fifth and sixth paragraphs and the statements made by the Company under the heading “Financial Outlook for Third Fiscal Quarter of 2015.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	For the Second Quarter Ended		For the First Half Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

Net sales	$195,622	$211,749	$362,125	$382,892
Gross margin	50,483	61,539	95,128	106,202
SG&A expenses	53,857	60,563	105,998	112,589
Operating income (loss)	(3,374)	976	(10,870)	(6,387)
Gain on derivative liability	(15,717)	(10,434)	(24,798)	(11,659)
Interest expense, net	4,281	4,075	8,425	7,952
Income (loss) before income taxes	8,062	7,335	5,503	(2,680)
Income tax (benefit) expense	(275)	(166)	656	216
Net income (loss)	$8,337	$7,501	$4,847	$(2,896)

Net income (loss) per share:
Basic	$0.12	$0.11	$0.07	$(0.04)
Diluted	$0.12	$0.10	$0.07	$(0.04)
Weighted-average shares outstanding:
Basic	69,820	69,070	69,625	68,990
Diluted	69,895	73,197	71,848	68,990

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	August 1, 2015	January 31, 2015	August 2, 2014

ASSETS
Current assets:
Cash and cash equivalents	$13,697	$22,588	$21,315
Inventories	128,565	81,658	130,938
Prepaid expenses	13,488	12,692	16,491
Other current assets	5,669	3,992	7,195
Total current assets	161,419	120,930	175,939
Property and equipment, net	86,989	88,751	93,775
Other assets	41,470	42,598	44,218
Total assets	$289,878	$252,279	$313,932

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$90,966	$36,775	$92,145
Derivative liability	3,650	28,448	19,061
Other current liabilities	49,500	48,183	45,448
Total current liabilities	144,116	113,406	156,654
Deferred lease incentives	12,950	10,804	12,540
Deferred rent	14,541	14,694	14,960
Long-term debt	96,148	94,424	87,853
Other liabilities	25,527	28,368	25,655
Total liabilities	293,282	261,696	297,662
Total shareholders' (deficit) equity	(3,404)	(9,417)	16,270
Total liabilities and shareholders' (deficit) equity	$289,878	$252,279	$313,932

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the First Half Ended
	August 1, 2015	August 2, 2014
Cash flows from operating activities:
Net income (loss)	$4,847	$(2,896)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	10,353	12,092
Asset impairment	602	1,663
Loss on disposal of property and equipment	47	106
Gain on derivative liability	(24,798)	(11,659)
Amortization of debt discount	2,005	1,482
Non-cash stock-based compensation	1,414	837
Changes in assets and liabilities:
Inventories	(46,907)	(47,865)
Prepaid expenses and other current assets	(2,473)	(4,193)
Other assets	336	(575)
Accounts payable	54,191	46,111
Other current liabilities	(5,381)	6,923
Deferred lease incentives	2,146	(349)
Deferred rent	(153)	(481)
Other long-term liabilities	(2,322)	(91)
Net cash (used in) provided by operating activities	(6,093)	1,105
Cash flows from investing activities:
Purchases of property, equipment and intangible assets	(6,762)	(7,919)
Cash flows from financing activities:
Proceeds from credit facility borrowings	15,000	—
Payments under credit facility borrowings	(10,000)	—
Proceeds from mortgage borrowings	—	618
Principal payments under mortgage borrowings	(267)	(293)
Payments for debt issuance costs	—	(116)
Principal payments under capital lease obligations	(520)	(222)
Proceeds from issuance of stock-based compensation	302	373
Statutory withholding payments for stock-based compensation	(551)	—
Net cash provided by financing activities	3,964	360
Net decrease in cash and cash equivalents	(8,891)	(6,454)
Cash and cash equivalents, beginning of period	22,588	27,769
Cash and cash equivalents, end of period	$13,697	$21,315

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	August 1, 2015	August 2, 2014
Stores open at beginning of period	605	618
Stores opened during the period	5	2
Stores closed during the period	(2)	(2)
Stores open at end of period	608	618

	August 1, 2015		August 2, 2014
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	484	1,904	501	1,966
PacSun Outlet stores	124	500	117	473
Total stores	608	2,404	618	2,439

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share data)

	For the Second Quarter Ended		For the First Half Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

GAAP net income (loss)	$8,337	$7,501	$4,847	$(2,896)
Derivative liability	(15,717)	(10,434)	(24,798)	(11,659)
Deferred tax valuation allowance	2,996	1,091	6,946	5,289
Non-GAAP net loss	$(4,384)	$(1,842)	$(13,005)	$(9,266)

GAAP net income (loss) per share	$0.12	$0.11	$0.07	$(0.04)
Derivative liability	(0.22)	(0.15)	(0.36)	(0.17)
Deferred tax valuation allowance	0.04	0.01	0.10	0.08
Non-GAAP net loss per share	$(0.06)	$(0.03)	$(0.19)	$(0.13)
Shares used in calculation	69,820	69,070	69,625	68,990

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated September 8, 2015, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share for the second quarters and first half of fiscal 2015 and 2014, respectively, and non-GAAP net loss per share guidance for the third quarter of fiscal 2015. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

- Derivative liability - Deferred tax valuation allowance
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.